Exhibit 21

SUBSIDIARIES OF ANR PIPELINE COMPANY

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
                                                                                                      State of
                                                                                                    Incorporation
                                                                                                    -------------
ANR Alliance Pipeline Company Canada, Inc.......................................................      Canada
ANR Alliance Pipeline Company U.S., Inc.........................................................      Delaware
ANR Atlantic Pipeline Company...................................................................      Delaware
ANR Capital Corporation.........................................................................      Delaware
ANR Energy Conversion Company...................................................................      Michigan
ANR Field Services Company......................................................................      Delaware
ANR Iroquois, Inc...............................................................................      Delaware
   Subsidiary:
     ANR New England Pipeline Company...........................................................      Delaware
ANR Mayflower Company...........................................................................      Delaware
ANR Southern Pipeline Company...................................................................      Delaware
American Natural Offshore Company...............................................................      Delaware
   Subsidiaries:
     Texas Offshore Pipeline System, Inc........................................................      Delaware
     Unitex Offshore Transmission Company.......................................................      Delaware